UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 17, 2017 (February 16, 2017)
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway, St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR §230.405) or Rule 12b-2 of the Exchange Act (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the "Amendment") amends the Current Report on Form 8-K dated February 23, 2017, filed by Raymond James Financial, Inc. (the "Company") with the U.S. Securities and Exchange Commission on February 23, 2017 (the "Original Form 8-K"). The Original Form 8-K reported the final voting results of the Company's 2017 Annual Meeting of Shareholders held on February 16, 2017 (the "2017 Annual Meeting"). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future shareholder advisory votes to approve the compensation of the Company's named executive officers ("say-on-pay"). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d) As previously reported in the Original Form 8-K, in an advisory (non-binding) vote held at the 2017 Annual Meeting on the frequency of future say-on-pay votes, the Company’s shareholders expressed their preference (over 88% of votes cast) for the frequency of “Every Year.” The Board of Directors of the Company (the “Board”) has considered the outcome of this advisory vote. In accordance with the Board’s recommendation set forth in the Company’s Proxy Statement for the 2017 Annual Meeting, and consistent with the stated preference of the majority of the Company’s shareholders, the Board has determined that future advisory shareholder votes on executive compensation will be conducted on an annual basis, until the next advisory vote on frequency is held. The next advisory vote regarding the frequency of say-on-pay votes is required to occur no later than the Company's 2023 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: May 23, 2017	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance
Chief Financial Officer and Treasurer